Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12366, 333-93770, 333-141674, 333-157795, 333-173974, 333-179982, and 333-187096) of Nokia Corporation of our report dated June 28, 2013 relating to the financial statements and supplemental schedule of the Nokia Retirement Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
June 28, 2013